                                                                EXHIBIT 99.1


                          ROV LIMITED AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
              for the years ended December 31, 1998, 1997 and 1996

INDEX TO FINANCIAL STATEMENTS
                                                                          Pages

Report of Independent Certified Public Accountants                          1

Financial Statements:
   Consolidated Balance Sheets                                              2
   Consolidated Statements of Operations                                    3
   Consolidated Statements of Changes in Shareholders' Equity               4
   Consolidated Statements of Cash Flows                                    5
   Notes to Consolidated Financial Statements                              6-16

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders of ROV Limited

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of ROV Limited and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

March 31, 1999, except for Notes 6 and 13, as to which the date is June 11, 1999

ROV LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 1998 and 1997
(in thousands of U.S. dollars, except par value and share amounts)

                                                                 1998      1997
                                                               -------   -------
                                     ASSETS

Current assets:
  Cash and cash equivalents                                    $12,125   $ 6,961
  Short-term investments                                         1,500     1,604
  Accounts receivable, net of allowances of $1,044 in
    1998 and $637 in 1997                                       18,380    20,058
  Inventories                                                   14,715    11,617
  Prepaid expenses and other current assets                        968     1,384
                                                               -------   -------
    Total current assets                                        47,688    41,624

Property, plant and equipment, net                              14,011    12,969

Other assets                                                     1,359     1,256
                                                               -------   -------
    Total assets                                               $63,058   $55,849
                                                               =======   =======

              LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                             $ 8,002   $ 9,135
  Accrued expenses and other current liabilities                 5,885     3,438
  Loans payable, current portion                                 7,658     4,672
  Deferred income taxes, current                                   566       703
                                                               -------   -------
    Total current liabilities                                   22,111    17,948

Accrued service and severance indemnities                        3,255     2,859
Loans payable, long term                                            19        43
Deferred income taxes, noncurrent                                  130       270
Other liabilities                                                  479       813
Minority interest in subsidiaries                                3,877     3,282
                                                               -------   -------
    Total liabilities                                           29,871    25,215
                                                               -------   -------
Mandatorily redeemable preferred stock                           2,759     3,128
                                                               -------   -------
Commitments and contingencies (Notes 8, 9, 11 and 13)

Shareholders' equity:
  Common stock:
    Class A; $66.67 par value; 90,000 shares authorized;
      79,200 shares issued and outstanding                       5,280     5,280
    Class E; $5.00 par value; 1,200,000 shares authorized;
      706,757 shares issued and outstanding                      3,534     3,534
  Retained earnings                                             21,614    18,692
                                                               -------   -------
    Total shareholders' equity                                  30,428    27,506
                                                               -------   -------
    Total liabilities, preferred stock and
      shareholders' equity                                     $63,058   $55,849
                                                               =======   =======

The accompanying notes are an integral part of the consolidated financial statements.

ROV LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 1998, 1997 and 1996
(in thousands of U.S. dollars, except share and per share amounts)

                                                     1998      1997      1996
                                                   --------  --------  --------

Net sales                                          $ 97,057  $ 83,842  $ 70,177
                                                   --------  --------  --------

Cost and operating expenses:
   Cost of sales                                     58,515    50,311    43,469
   Selling and distribution                          10,784    10,424     8,157
   Advertising and promotion                          2,905     1,740     1,629
   Administrative and general                        10,432     8,639     8,249
                                                   --------  --------  --------

     Total costs and operating expenses              82,636    71,114    61,504
                                                   --------  --------  --------

     Operating income                                14,421    12,728     8,673
                                                   --------  --------  --------

Other income (expenses):
   Interest income                                      942       286       482
   Interest expense                                  (1,213)     (600)     (885)
   Commission, royalty and technical assistance         171       491       653
   Currency translation and devaluation              (1,583)      (14)     (693)
   Other                                               (525)     (471)     (178)
                                                   --------  --------  --------

     Total other income (expenses), net              (2,208)     (308)     (621)
                                                   --------  --------  --------

     Income before income taxes and minority
       interest in earnings of subsidiaries          12,213    12,420     8,052

Provision for income taxes                            3,131     3,027     2,373
                                                   --------  --------  --------

     Income before minority interest in earnings
       of subsidiaries                                9,082     9,393     5,679

Minority interest in earnings of subsidiaries        (1,878)   (1,585)   (1,201)
                                                   --------  --------  --------

Net income                                         $  7,204  $  7,808  $  4,478
                                                   ========  ========  ========

Basic and diluted earnings par share               $   8.66  $   9.51  $   5.14
                                                   --------  --------  --------

Weighted average common shares outstanding -
  basic and diluted                                 785,957   785,957   785,957
                                                   ========  ========  ========


The accompanying notes are an integral part of the consolidated financial statements.

ROV LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY for the years ended December 31, 1998, 1997 and 1996
(in thousands of U.S. dollars, except share and per share amounts)

                                                    Common Stock
                                     -----------------------------------------
                                           Class A               Class E
                                     -------------------   -------------------   Retained
                                      Shares     Amount     Shares     Amount    Earnings     Totals
                                     --------   --------   --------   --------   --------    --------
Balances at December 31, 1995          79,200   $  5,280    706,757   $  3,534   $ 11,702    $ 20,516

Net income                                 --         --         --         --      4,478       4,478

Dividends:
   Preferred stock - Class G               --         --         --         --       (437)       (437)
   Common stock ($2.88 per share):
         Class A                           --         --         --         --       (228)       (228)
         Class E                           --         --         --         --     (2,036)     (2,036)
                                     --------   --------   --------   --------   --------    --------
Balances at December 31, 1996          79,200      5,280    706,757      3,534     13,479      22,293

Net income                                 --         --         --         --      7,808       7,808

Dividends:
   Preferred stock - Class G               --         --         --         --       (333)       (333)
   Common stock ($2.88 per share):
         Class A                           --         --         --         --       (228)       (228)
         Class E                           --         --         --         --     (2,034)     (2,034)
                                     --------   --------   --------   --------   --------    --------
Balances at December 31, 1997          79,200      5,280    706,757      3,534     18,692      27,506

Net income                                 --         --         --         --      7,204       7,204

Dividends:
   Preferred stock - Class G               --         --         --         --       (395)       (395)
   Common stock ($4.95 per share):
         Class A                           --         --         --         --       (392)       (392)
         Class E                           --         --         --         --     (3,495)     (3,495)
                                     --------   --------   --------   --------   --------    --------
 Balances at December 31, 1998         79,200   $  5,280    706,757   $  3,534   $ 21,614    $ 30,428
                                     ========   ========   ========   ========   ========    ========

The accompanying notes are an integral part of the consolidated financial statements.

ROV LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the year's ended December 31, 1998, 1997 and 1996
(in thousands of U.S. dollars)

                                                            1998       1997       1996
                                                          --------   --------   --------
Cash flows from operating activities:
   Net income                                             $  7,204   $  7,808   $  4,478
   Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation                                            2,588      2,032      1,789
     Gain on sale of property and equipment                   (114)       (75)      (123)
     Loss from currency translation and devaluation          1,583         14        693
     (Decrease) increase in deferred income taxes             (277)       351       (284)
     Minority interest in earnings of subsidiaries           1,878      1,585      1,201
   Change in operating assets and liabilities:
     (Increase) decrease in:
       Accounts receivable, net                              1,049     (2,750)      (963)
       Inventories                                          (3,594)    (1,110)     1,550
       Prepaid expenses and other current assets               415       (894)      (590)
       Other assets                                           (103)       152       (140)
     (Decrease) increase in:
       Accounts payable                                     (1,424)     2,920     (1,120)
       Accrued expenses and other current liabilities        2,280        (49)       (20)
       Other liabilities                                        63      1,266       (148)
                                                          --------   --------   --------
         Net cash provided by operating activities          11,548     11,250      6,323
                                                          --------   --------   --------

Cash flows from investing activities:
   Decrease (increase) in short-term investments, net          104     (1,604)        --
   Purchases of property, plant and equipment               (4,112)    (4,132)    (2,911)
   Proceeds from sales of property, plant and equipment        596        767        620
                                                          --------   --------   --------
         Net cash used in investing activities              (3,412)    (4,969)    (2,291)
                                                          --------   --------   --------

Cash flows from financing activities:
   Proceeds from loans                                       4,540      2,198      3,459
   Repayment of loans                                       (1,578)    (2,411)    (2,114)
   Distribution to minority shareholders of subsidiaries    (1,283)    (1,248)      (605)
   Preferred stock redemptions                                (369)    (1,931)    (1,632)
   Dividends paid                                           (4,282)    (2,595)    (2,701)
                                                          --------   --------   --------
         Cash flows used in financing activities            (2,972)    (5,987)    (3,593)
                                                          --------   --------   --------

Net increase in cash and cash equivalents                    5,164        294        439
Cash and cash equivalents at beginning of year               6,961      6,667      6,228
                                                          --------   --------   --------
Cash and cash equivalents at end of year                  $ 12,125   $  6,961   $  6,667
                                                          ========   ========   ========

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
     Interest                                             $    997   $    800   $    769
                                                          ========   ========   ========
     Income taxes                                         $  2,508   $  2,594   $  2,057
                                                          ========   ========   ========

The accompanying notes are an integral part of the consolidated financial statements.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)

1.    Operations and Organization:

      ROV Limited was incorporated in 1982 under the laws of the Cayman Islands and has investments in various companies (collectively called the "Company"), most of which were acquired from Ray-O-Vac International Corporation. ROV Limited's subsidiaries, which operate principally in Mexico, Central America, South America and the Caribbean, are engaged primarily in the manufacturing and distribution of batteries and lighting devices. Substantially all revenues are derived from and substantially all assets are resident in countries in which the subsidiaries operate.

2.    Significant Accounting Policies:

      The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

      Basis of Consolidation

      The consolidated financial statements include the accounts of ROV Limited and all of its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

      Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company's management uses estimates primarily with respect to the allowance for doubtful accounts and the useful lives of property, plant and equipment. Actual results could differ from those estimates.

      Currency Translation

      The Company considers the U.S. dollar to be the functional currency for all of the Company's operations. Accordingly, entities which maintain their accounting records in currencies other than the U.S. dollar, remeasure monetary assets and liabilities at exchange rates as of the end of the year, and non-monetary items at historical rates. Income and expense accounts are remeasured at the average rates in effect during the year, except for depreciation which is reported at historical rates. Currency translation adjustments and transaction gains or losses are recognized in consolidated income in the year of occurrence.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

2.    Significant Accounting Policies, Continued:

      Cash and Cash Equivalents

      The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

      The Company maintains cash and investments at various financial institutions in the United States, the United Kingdom and in various other countries where the Company's subsidiaries operate. At times, balances maintained at these institutions may exceed their respective insured limits.

      Short-Term Investments

      Short-term investments consist of time deposits and commercial paper issued by financial institutions, maturing within one year. These investments are classified as held-to-maturity, and are stated at cost plus accrued income, which approximates market value.

      Inventories

      Inventories are stated at the lower of cost or net realizable value. Cost is determined primarily using the average method.

      Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Additions, renewals and improvements are capitalized, while routine repair and maintenance costs are expensed. Upon retirement or sale, the cost of the disposed assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income.

      Depreciation and amortization are provided utilizing the straight-line method over the estimated useful lives of the assets as follows:

            Buildings and improvements               20 to 30 years
            Plant, machinery and equipment            5 to 15 years
            Furniture and fixtures                    3 to 10 years

      The Company evaluates recoverability of assets to be held and used by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 1998 and 1997, no impairment charges were considered necessary.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

2.    Significant Accounting Policies, Continued:

      Income Taxes

      Substantially all income taxes of the Company are generated in and are payable to the tax jurisdictions in which it does business.

      The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax laws and rates that will be in effect when the differences are expected to reverse.

      The Company's subsidiaries compute income taxes at rates in effect in the various countries in which they operate. Earnings of these subsidiaries may also be subject to additional income and withholding taxes when distributed as dividends. These additional taxes are accrued currently, except with respect to earnings which are not expected to be remitted because they are deemed to be permanently invested.

      Earnings Per Share

      Earnings per share have been calculated in accordance with Statement of Financial Accounting (SFAS) No. 128, "Earnings per Share". Basic earnings per share are computed by dividing the earnings available to common stock shareholders by the weighted average number of common shares outstanding. For the years ended December 31, 1998, 1997 and 1996, there were no common stock equivalents. Accordingly, basic and diluted earnings per share are equivalent.

      Service and Severance Indemnities

      The Company fully accrues for employee service and severance indemnities over the employment terms, as required by law in the countries in which the Company operates.

      Advertising and Promotion

      All advertising and promotion costs are expensed when incurred.

      Revenue Recognition

      The Company recognizes revenue from product sales at the time of shipment.

      Reclassifications

      Certain reclassifications have been made to the prior years financial statements to conform with the 1998 presentation.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)


3.    Allowance for Doubtful Accounts:

      Activity in the allowance for doubtful accounts for the years ended December 31 was as follows:

                                                1998         1997         1996

      Balance, beginning of year              $   637      $   566      $   326
      Provision                                   557          394          338
      Write offs                                 (150)        (336)         (98)
      Recoveries                                   --           13           --
                                              -------      -------      -------

      Balance, end of year                    $ 1,044      $   637      $   566
                                              =======      =======      =======


4.    Inventories:

      Inventories at December 31 consisted of the following:

                                                          1998             1997

      Raw materials                                     $ 7,713          $ 7,104
      Work-in-process                                     1,092            1,164
      Finished goods                                      5,910            3,349
                                                        -------          -------

                                                        $14,715          $11,617
                                                        =======          =======

5.    Property, Plant and Equipment:

      Property, plant and equipment at December 31 consisted of the following:

                                                           1998           1997

      Land                                              $    253       $    253
      Buildings and improvements                           3,109          2,732
      Machinery and equipment                             19,623         17,533
      Furniture and fixtures                               2,352          2,209
      Construction in progress                             2,622          2,474
                                                        --------       --------

                                                          27,959         25,201
      Less accumulated depreciation                      (13,948)       (12,232)
                                                        --------       --------
                                                        $ 14,011       $ 12,969
                                                        ========       ========

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

6.    Loans Payable:

      Loans payable at December 31 are due to financial institutions by subsidiaries, in various currencies, as follows:

                                                                1998     1997

      Uncollateralized line of credit with a Mexican
      bank for a total of $1,500, interest at rates
      ranging from 12.4% to 13.4% per annum, maturing
      from January 1999 through February 1999,
      principal and interest is payable at maturity in
      US dollars, maturity dates extended through July
      and August 1999.                                        $   970  $   500

      Uncollateralized line of credit with a Mexican
      bank for a total of $4,000, $2,717 payable in US
      dollars at interest rates ranging from 11.4% to
      12.7% per annum, maturing from January 1999
      through March 1999 (extended to July through
      September 1999), principal and interest payable
      at maturity; $304 payable in Mexican pesos,
      interest at 45.8% per annum, maturing January
      1999, principal and interest due at maturity,
      maturity date extended through July 1999.                 3,021    2,486

      Uncollateralized line of credit with a Mexican
      bank for a total of $2,500, $2,050 payable in US
      dollars at interest rates ranging from 11.1% to
      12.4% per annum, maturing from January 1999
      through March 1999 (extended to July through
      September 1999), principal and interest payable
      at maturity; $203 payable in Mexican pesos, at
      interest rates ranging from 39.5% to 40.0% per
      annum, maturing in February 1999, principal and
      interest due at maturity, maturity date extended
      through August 1999.                                      2,253    1,174

      Uncollateralized line of credit with a Guatemalan
      bank for a total of $292, interest at 16.0% per
      annum, principal and interest payable at maturity
      in Guatemalan quetzales, paid in April 1999.                249       32

      Uncollateralized line of credit with a Guatemalan
      bank for a total of $380, interest at 14.5% per
      annum, principal and interest payable at maturity
      in Guatemalan quetzales, paid in February 1999.             380       --

      Uncollateralized line of credit with a Guatemalan
      bank for a total of $800, interest at 10.5% per
      annum, principal and interest payable at maturity
      in US dollars, paid in May 1999.                            146       --

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

6.    Loans Payable, Continued:

                                                                1998     1997

      Uncollateralized line of credit with a Guatemalan
      bank for a total of $400, interest at 10.5% per
      annum, principal and interest payable at maturity
      in US dollars, paid in January 1999.                        400      200

      Uncollateralized line of credit with a Salvadoran
      bank for a total of $171, interest at 15.5% per
      annum, principal and interest payable at maturity
      in Salvadoran colones, paid in January 1999.            $   171  $   171

      Uncollateralized line of credit with a Salvadoran
      bank for a total of $82, interest at 16.5% per
      annum, principal and interest payable monthly in
      Salvadoran colones, paid in June 1999.                       22       64

      Uncollateralized line of credit with a Salvadoran
      bank for a total of $171, interest at 15.5% to
      18.0% per annum, paid during 1998.                           --       57

      Automobile loans with various financial
      institutions in Mexico, Venezuela and Colombia at
      rates ranging from 10.7% to 37.0%, collateralized
      by automobiles, payable in monthly installments
      through May 2001.                                            65       31
                                                              -------  -------

                                                                7,677    4,715

      Less current portion                                     (7,658)  (4,672)
                                                              -------  -------
      Loans payable, long term                                $    19  $    43
                                                              =======  =======

      The Company's credit lines and term loan agreements contain certain restrictive financial covenants.

7.    Income Taxes:

      The provision for income taxes at December 31 consisted of the following:

                                           1998            1997           1996

      Current                            $ 3,408         $ 2,676        $ 2,657
      Deferred                              (277)            351           (284)
                                         -------         -------        -------

                                         $ 3,131         $ 3,027        $ 2,373
                                         =======         =======        =======

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

7.    Income Taxes, Continued:

      ROV Limited is a Cayman Islands company whose subsidiaries operate in countries throughout the world, primarily in Mexico, Central America and South America and the Caribbean. Each country has its own tax rates and regulations. The provision for income taxes on continuing operations differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate (35%) to income before income taxes as a result of the following differences:

                                                      1998      1997      1996

      Provision for income taxes at
        statutory U.S. tax rate                     $ 4,275   $ 4,347   $ 2,818
      State income taxes (net of federal benefit)         4         4         2
      Foreign taxes (statutory rate differential)    (1,008)   (1,324)     (447)
      Change in foreign tax rate applicable to
        unremitted earnings                            (140)       --        --
                                                    -------   -------   -------

      Provision for income taxes                    $ 3,131   $ 3,027   $ 2,373
                                                    =======   =======   =======


      Significant components of deferred tax assets (liabilities) at December 31, are as follows:

                                                                  1998    1997

      Current:
        Allowance for doubtful accounts                          $ 221   $  66
        Inventories                                               (967)   (904)
        Accrued expenses                                           180     135
                                                                 -----   -----

                                                                 $(566)  $(703)
                                                                 =====   =====
      Noncurrent:
        Undistributed earnings of foreign subsidiaries           $(130)  $(270)
                                                                 =====   =====


8.    Commitments and Contingencies:

      In the ordinary course of business, the Company is subject to certain legal matters, which in the opinion of management, and based on the advice of its legal counsel, should not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

      The Company is also committed under various purchase contracts, each under one year in duration, arising in the ordinary course of business. Management does not anticipate any material losses as a result of these commitments.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

8.    Commitments and Contingencies, Continued;

      On December 9, 1998, the Directors of ROV Limited approved severance agreements for the benefit of certain officers, key employees and independent contractors of the Company, whereby such individuals would receive severance pay and other benefits in the combined amount of approximately $4,700 upon meeting certain conditions after any change in control of ROV Limited and/or subsidiaries.

9.    Mandatorily Redeemable Preferred Stock:

      Preferred stock at December 31 consisted of the following (in thousands of U.S. dollars, except for share amounts and par value):

                                                            1998        1997

      Class G, preferred shares, 341,962 shares
      authorized, 91,962 and 104,267 issued and
      outstanding in 1998 and 1997, respectively,
      6% cumulative dividend and redeemable,
      $30 par value                                       $ 2,759      $ 3,128
                                                          =======      =======

      Class G preferred shares are non-voting and are entitled to a 6% cumulative preferred dividend.

      The balance of $2,759 is subject to redemption in four equal installments commencing on April 1 following any fiscal year in which the following cumulative earnings since December 1, 1986 are reached: 1999 - $60,420, 2000 - $65,420 and 2001 - $70,420. If these cumulative earnings triggers have not been reached by December 31, 2001, and the Company has complied with all material obligations (consisting primarily of scheduled redemptions and dividend payments) to its Class G shareholders, the remaining existing outstanding Class G preferred shares will be cancelled. At December 31, 1998, the cumulative earnings since December 1, 1986 approximated $51,000. See Note 13.

      The Company made scheduled redemptions of $369 and $1,000 in January 1998 and 1997, respectively. Also, the Company made additional mandatory redemptions in the amount of $931, in 1997. The Company may redeem the outstanding Class G shares at par value at any time.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

10.   Earnings Per Share:

      Dividends on preferred stock reduced the income available to common shareholders by $395, $333 and $437 for the years ended December 31, 1998, 1997 and 1996, respectively. A reconciliation of the Company's net income to income available to common shareholders follows:

                                                       1998     1997     1996

      Net Income:                                    $ 7,204  $ 7,808  $ 4,478
      Dividends on preferred shares                     (395)    (333)    (437)
                                                     -------  -------  -------

      Income available to common stock shareholders  $ 6,809  $ 7,475  $ 4,041
                                                     =======  =======  =======

11.   Concentrations of Credit and Business Risk:

      The Company sells its products primarily to customers in Mexico, Central America, South America and the Caribbean. The Company performs ongoing credit evaluations of its customers' financial condition, reviews credit histories before extending new credit and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Historically, the Company has not incurred any significant credit related losses.

      Certain raw materials, which are essential to the production process, are purchased from a limited number of suppliers. Should the supply of these raw materials be interrupted, management believes that alternate sources of supply are available. However, such interruption could cause delays in production.

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

12.   Geographical Information

      The Company's management assesses its operations according to geographic areas. Included in Central America are the Company's operations in Guatemala, Honduras, El Salvador and Costa Rica. The following represents geographic information of the Company as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998:

                                                     Year Ended December 31,
      Revenues from external customers:           1998        1997        1996
                                                -------     -------     -------

      Mexico                                    $20,933     $21,873     $15,624
      Dominican Republic                         15,535      11,593      11,679
      Central America                            42,454      39,829      35,720
      Other                                      18,135      10,547       7,154
                                                -------     -------     -------

                                                $97,057     $83,842     $70,177
                                                =======     =======     =======

                                                    December 31,
      Total assets:                               1998        1997
                                                -------     -------

      Mexico                                    $16,768     $16,236
      Dominican Republic                          8,370       6,426
      Central America                            21,839      20,366
      Other                                      16,091      12,821
                                                -------     -------

                                                $63,058     $55,849
                                                =======     =======

                                                    December 31,
      Long-lived assets:                          1998        1997
                                                -------     -------

      Mexico                                    $ 4,468     $ 3,463
      Dominican Republic                          1,996       1,871
      Central America                             6,628       6,610
      Other                                         919       1,025
                                                -------     -------

                                                $14,011     $12,969
                                                =======     =======

ROV LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(in thousands of U.S. dollars)

13.   Subsequent Event:

      On June 11, 1999, the Company entered into the "Share Purchase Agreement" to sell substantially all of its operational entities and its rights to use the "Ray 0 Vac" trademark for approximately $140,000. This amount will be either increased by the amount that the Company's net book value, as defined, at the closing date exceeds the targeted net book value specified in the Share Purchase Agreement, or decreased by the amount that the closing date net book value falls below the targeted net book value. In addition, this amount will be reduced by the combined net book value of ROV Limited and all subsidiaries not purchased as of the closing date.

      On the closing date, the Company is obligated to pay the shareholder of the Class G preferred shares (Note 9) $3,250 in consideration for its consent to and approval of the sale. In addition, the redemption schedule for the outstanding Class G shares would be as follows:

                 Date             Shares           Amount

             April 30, 2000       22,990          $   689
             April 30, 2001       22,990              690
             April 30, 2002       22,990              690
             April 30, 2003       22,992              690
                                  ------          -------

                                  91,962          $ 2,759
                                  ======          =======


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